Exhibit 24

POWER OF ATTORNEY

     Each director and officer of Huntington Bancshares Incorporated (the “Corporation”), whose signature appears below hereby appoints Richard A. Cheap, Thomas E. Hoaglin, and Donald R. Kimble, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2004, and likewise to sign and file any amendments, including post-effective amendments, to the Annual Report, and the Corporation hereby also appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Annual Report and any amendments thereto in its name and behalf, each such person and the Corporation hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact or his substitute may do by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of January 19, 2005.

DIRECTORS/OFFICERS:

Signatures		Title

/s/	Thomas E. Hoaglin	Chairman, President, Chief Executive Officer, and Director
(Principal Executive Officer)
Thomas E. Hoaglin

/s/	Donald R. Kimble	Chief Financial Officer and Controller
(Principal Financial and Accounting Officer)
Donald R. Kimble

/s/	Raymond J. Biggs	Director

Raymond J. Biggs

/s/	Don M. Casto III	Director

Don M. Casto III

/s/	Michael J. Endres	Director

Michael J. Endres

/s/	John B. Gerlach, Jr.	Director

John B. Gerlach, Jr.

Director

Karen A. Holbrook

/s/	David P. Lauer	Director

David P. Lauer

/s/	Wm. J. Lhota	Director

Wm. J. Lhota

/s/	David L. Porteous	Director

David L. Porteous

/s/	Kathleen H. Ransier	Director

Kathleen H. Ransier

/s/	Robert H. Schottenstein	Director

Robert H. Schottenstein